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                                                                     Exhibit 5.1


                     [Letterhead of Hogan & Hartson L.L.P.]





                                 August 13, 1998


Board of Directors
Charles E. Smith Residential Realty, Inc.
2345 Crystal Drive
Crystal City, Arlington, Virginia  22202

Gentlemen:

                  We are acting as counsel to Charles E. Smith Residential Realty, Inc., a Maryland corporation (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed issuance of up to 79,600 shares of the Company's common stock, par value $.01 per share (the "Shares"), which may be issued if and to the extent that the holder of 79,600 units of limited partnership interest (the "Units") in Charles E. Smith Residential Realty L.P. (the "Operating Partnership") tenders such Units for redemption. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statement.

                  For purposes of the opinion expressed in this letter, which is set forth below (the "Opinion"), we have examined copies of the following documents:

                  1.       An executed copy of the Registration Statement.

                  2. The Amended and Restated Articles of Incorporation of the Company, as certified by the Department of Assessments and Taxation of the State of Maryland on August 10, 1998 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                  3. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                  4. The Certificate of Limited Partnership of the Operating Partnership, as amended, as certified by the Secretary of the State of Delaware on August 10, 1998 and as certified by the Secretary of the Company, as general partner of the Operating Partnership, on the date hereof as being complete, accurate and in effect.



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Board of Directors
August 13, 1998
Page 2


                  5. The First Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended, as certified by the Secretary of the Company, as general partner of the Operating Partnership, on the date hereof as being complete, accurate and in effect (the "Partnership Agreement").

                  6. Real Estate Contribution Agreement, dated as of December 12, 1995, between the Operating Partnership and 1841 Columbia Road Limited Partnership ("Columbia Road").

                  7. Registration Rights and Lock-Up Agreement, dated as of August 2, 1996, among the Company, the Operating Partnership and Columbia Road.

                  8. Certain resolutions of the Board of Directors of the Company adopted on July 21, 1998, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.

                  In our examination of the aforesaid certificates, documents and agreements, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed the authenticity, accuracy and completeness of the foregoing certifications (of public officials and corporate officers) and statements of fact, on which we are relying, and have made no independent investigations thereof. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                  This opinion letter is based as to matters of law solely on applicable provisions of Maryland law. We express no opinion herein as to any other laws, statutes, regulations or ordinances or as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of Maryland.

                  Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement and
(ii) issuance of the Shares, if and when issued and delivered in accordance with the terms of the Partnership Agreement and the resolutions of the Board of Directors of the Company authorizing the issuance of the Shares upon redemption of the Units as contemplated thereby, the Shares will be validly issued, fully paid and nonassessable under the laws of the State of Maryland.


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Board of Directors
August 13, 1998
Page 3


                  We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

                  We hereby consent to the filing of this opinion letter as
Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.




                                                Very truly yours,



                                                /s/HOGAN & HARTSON L.L.P.
                                                -------------------------
                                                HOGAN & HARTSON L.L.P.